Exhibit 99.1

Lynn Pieper Investor Relations +1 (415) 202-5678 Lynn.pieper@westwicke.com	Rebecca Phillips Public Relations Manager +1 (408) 716-4773 rphillips@accuray.com

Accuray Reports Financial Results for Second Quarter of Fiscal Year 2014

Achieves Adjusted EBITDA Profit on Revenue Growth and Margin Expansion

Updates Financial Guidance

SUNNYVALE, Calif., January 30, 2014 — Accuray Incorporated (Nasdaq: ARAY) announced today financial results for the second fiscal quarter and six months ended December 31, 2013.

Second Quarter Highlights

•                  Strong order momentum with gross orders of $80.3 million

•                  Total revenue of $93.6 million increases 20% from the second fiscal quarter 2013

•                  Gross profit margin expands to 40.8%

•                  Achieves adjusted EBITDA of $6.8 million

“The second quarter marks our fourth consecutive quarter of net order strength, driven by our improved commercial execution and customer focus.  We are pleased with our strong and improving operational performance during the first half of our fiscal year,” said Joshua H. Levine, president and chief executive officer of Accuray.  “We remain focused on our strategic growth agenda and believe our focus on operational and commercial execution, coupled with fiscal discipline, will continue to create value for all of our stakeholders.”

“Our upwardly revised guidance range reflects an anticipation of continued momentum throughout the second half of our fiscal year. We are pleased to report an adjusted EBITDA profit of $6.8 million in the second quarter, as we drive toward achieving sustainable positive cash flow,” said Levine.

Financial Highlights

Gross product orders totaled $80.3 million for the second quarter, an increase of $40.5 million or 102% over the second quarter of the prior year.  Gross product orders, less cancellations and age-outs, totaled $59.4 million for the second quarter, an increase of $41.5 million or 232% from the second quarter of fiscal 2013.  Ending product backlog of $362 million was approximately 30% higher than backlog at the end of the prior fiscal year second quarter.

Total revenue reached $93.6 million, representing an increase of 20% from the prior year second quarter.  Product revenues totaled $45.1 million and represented an increase of 36% from the prior year second quarter while service revenues totaled $48.5M and represented an increase of 9% over the prior fiscal year second quarter.

Total gross profit of $38.2 million represents an increase of 43% from the prior year second quarter.  Total gross profit margin improved to 40.8%, comprised of product gross margin of 44.7% and service gross margin of 37.1%. This compares to total gross margin of 34.2%, product gross margin of 44.0% and service gross margins of 26.9% for the prior fiscal year second quarter.

Operating expenses were $38.9 million, compared with $48.9 million in the prior fiscal year second quarter.

Net loss was ($5.4) million, or ($0.07) per share for the second quarter of 2014, compared to a net loss of ($29.2) million, or ($0.40) per share for the prior fiscal year second quarter.

Adjusted EBITDA for the second quarter of 2014 was a profit of $6.8 million, compared to a loss of ($18.1) million in the prior fiscal year second quarter.

Cash, cash equivalents, investments and restricted cash were $162.6 million as of December 31, 2013, a decrease of $1.8 million from September 30, 2013.

Six Month Highlights

For the six months ended December 31, 2013, total revenue reached $170.3 million, representing an increase of 6% from the comparable period of fiscal year 2013.  Product revenue for the six month period was $74.7 million, representing an increase of 1% while service revenue was $95.6 million, representing an increase of 10% over the comparable prior fiscal year period.

Gross profit margin for the six months ended December 31, 2013 was 38.0%, comprised of product gross margin of 41.7% and service gross margin of 35.1%. This compares to total gross margin of 31.3% for the comparable prior fiscal year period.

Operating expenses for the six months ended December 31, 2013 of $77.7 million, compared with $93.2 million in the comparable prior fiscal year period.

Net loss for the six months ended December 31, 2013 was ($21.0) million, or ($0.28) per share, compared to a net loss of ($53.3) million, or ($0.74) per share for the comparable prior fiscal year period.

Adjusted EBITDA for the six months ended December 31, 2013 was a profit of $3.0 million, compared to a loss of ($30.0) million in the comparable prior fiscal year period.

2014 Financial Guidance

Accuray updated its financial guidance of total revenue for fiscal 2014 to a range of $340 million to $350 million.  This compares to the previous financial guidance of total revenue in the range of $325 million to $345 million which was provided on August 27, 2013 and reaffirmed on November 7, 2013.

Additional Information

Additional information including slides of second quarter highlights, which will be discussed during the conference call, is available on the Investor Relations section of the company’s website at www.accuray.com/investors.

Earnings Call Open to Investors

Accuray will host an investment community conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results and answer questions. Conference call dial-in information is as follows:

•                  U.S. callers: (866) 318-8618

•                  International callers: (617) 399-5137

•                  Conference ID Number (U.S. and international): 52092679

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website, www.accuray.com. The webcast will be available on the Company’s web site for 14 days following the completion of the call.  In addition, a dial-up replay of the conference call will be available beginning January 30, 2014 at 5:00 p.m. PT/8:00 p.m. ET and ending when Accuray announces its results for the third quarter of fiscal 2014, ending March 31, 2014.  The replay telephone number is 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID: 37382502.

Use of Non-GAAP Financial Measures

The Company has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”). Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company and facilitates a more meaningful comparison of results for current periods with previous operating results.  Additionally, it will assist management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP adjusted EBITDA to GAAP net loss (the most directly comparable GAAP measure) is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), is a radiation oncology company that develops, manufactures and sells precise, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The Company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to continuation of sequential and year over year net bookings or total revenue; momentum in our commercial execution; a trajectory towards profitability; expectation of the continuation of the positive trend in our gross profit margin; continued reductions or maintenance of existing levels of operating expenses. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: the company’s ability to convert backlog to revenue; the success of its worldwide sales and marketing efforts; the success of the adoption of our CyberKnife and TomoTherapy Systems; the extent of market acceptance for the company’s products and services; the company’s ability to manage its expenses; continuing uncertainty in the global economic environment; and other risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K  which was filed on August 29, 2013, and our other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

###

Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
Net revenue:
Products	45,148	33,170	74,716	73,798
Services	48,486	44,609	95,559	86,729
Total net revenue	93,634	77,779	170,275	160,527
Cost of revenue:
Cost of products	24,980	18,564	43,581	42,573
Cost of services	30,483	32,589	62,045	67,652
Total cost of revenue	55,463	51,153	105,626	110,225
Gross profit	38,171	26,626	64,649	50,302
Operating expenses:
Research and development	13,435	17,239	26,385	35,813
Selling and marketing	14,262	15,761	28,716	28,650
General and administrative	11,190	15,892	22,550	28,734
Total operating expenses	38,887	48,892	77,651	93,197
Loss from operations	(716)	(22,266)	(13,002)	(42,895)
Other expense, net	(3,775)	(2,580)	(6,235)	(3,284)
Loss before provision for income taxes	(4,491)	(24,846)	(19,237)	(46,179)
Provision for income taxes	950	667	1,737	1,264
Loss from continuing operations	(5,441)	(25,513)	(20,974)	(47,443)
Loss from discontinued operations attributable to stockholders	—	(3,658)	—	(5,858)
Net loss attributable to stockholders	$(5,441)	$(29,171)	$(20,974)	$(53,301)

Loss per share attributable to stockholders
Basic and diluted - continuing operations	$(0.07)	$(0.35)	$(0.28)	$(0.65)
Basic and diluted - discontinued operations	$—	$(0.05)	$—	$(0.09)
Basic and diluted - net loss	$(0.07)	$(0.40)	$(0.28)	$(0.74)
Weighted average common shares used in computing loss per share
Basic and diluted	75,280	72,870	74,990	72,433

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	June 30,
	2013	2013
Assets
Current assets:
Cash, cash equivalents and investments	$159,649	$174,397
Restricted cash	2,956	2,728
Accounts receivable, net of allowance for doubtful accounts	73,777	55,458
Inventories	88,153	81,592
Prepaid expenses and other current assets	13,304	12,595
Deferred cost of revenue	12,522	9,165
Total current assets	350,361	335,935
Property and equipment, net	35,569	34,733
Goodwill	58,163	59,368
Intangible assets, net	27,494	31,896
Deferred cost of revenue	2,309	2,149
Other assets	11,307	11,848
Total assets	$485,203	$475,929
Liabilities and equity
Current liabilities:
Accounts payable	$15,111	$15,920
Accrued compensation	17,713	12,461
Other accrued liabilities	23,583	22,893
Customer advances	21,239	17,692
Deferred revenue	96,527	86,893
Total current liabilities	174,173	155,859
Long-term liabilities:
Long-term other liabilities	5,603	5,382
Deferred revenue	9,168	9,085
Long-term debt	201,082	198,768
Total liabilities	390,026	369,094
Equity:
Common stock and additional paid-in capital	433,333	424,599
Accumulated other comprehensive income	2,464	1,882
Accumulated deficit	(340,620)	(319,646)
Total equity	95,177	106,835
Total liabilities and equity	$485,203	$475,929

Accuray Incorporated

Reconciliation of GAAP net loss to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
GAAP net loss	$(5,441)	$(29,171)	$(20,974)	$(53,301)
Amortization of intangibles (a)	2,201	2,184	4,403	6,013
Depreciation (b)	2,927	3,909	6,173	7,907
Stock-based compensation (c)	2,803	2,296	4,983	4,051
Interest expense, net (d)	3,341	2,062	6,647	4,095
Provision for income taxes	950	667	1,737	1,264
Adjusted EBITDA	$6,781	$(18,053)	$2,969	$(29,971)

(a) consists of amortization of intangibles - developed technology, distributor licenses and backlog

(b) consists of depreciation, primarily on property and equipment

(c) consists of stock-based compensation in accordance with ASC 718

(d) consists primarily of interest income from available-for-sale securities and interest expense associated with our convertible notes